UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2013

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 18, 2013, Inergy, L.P., a Delaware limited partnership (“Inergy”) distributed on a pro rata basis to its unitholders 56,398,707 million common units of Inergy Midstream, L.P., a Delaware limited partnership (“NRGM”) held by Inergy. Inergy unitholders of record as of June 14, 2013 (the “Record Date”) received 0.432052 NRGM common units for each Inergy limited partner unit outstanding on the Record Date. No fractional NRGM common units were distributed. Cash was paid to Inergy unitholders in lieu of fractional NRGM common units, calculated based on the closing sales price of the NRGM common units as reported on the New York Stock Exchange on June 17, 2013. No additional cash was paid in connection with the distribution.

THE FOLLOWING DISCLOSURE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. YOU SHOULD CONSULT WITH, AND MUST RELY ON, YOUR OWN TAX ADVISORS IN ANALYZING THE FEDERAL, STATE, LOCAL AND FOREIGN CONSEQUENCES PARTICULAR TO YOU, INCLUDING THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

The discussion below relates to the U.S. federal income tax consequences regarding certain aspects of the transaction discussed herein.

Receipt of the NRGM Common Units

Inergy unitholders may, in certain circumstances, recognize gain for U.S. federal income tax purposes as a result of the receipt by Inergy unitholders of NRGM common units pursuant to the distribution.

Distributions in Excess of Basis

Except as described below with respect to contributors of property and distributions of marketable securities, distributions by a partnership to its partners result in the recognition of income or gain only to the extent cash received (including any cash deemed distributed as a result of the reduction in a partner’s share of partnership debt) exceeds the partner’s basis in its partnership interest. While no cash is being distributed (other than for fractional shares), the distribution is expected to reduce the share of partnership debt held by Inergy common unitholders. However, based on common unit trading prices, distributions and allocations, Inergy believes that most common unitholders who purchased their units in Inergy on the open market should not be treated as receiving a distribution in excess of basis as a result of the distribution of NRGM common units.

Distributions Subsequent to Prior Property Contributions

Distributions of property by a partnership may result in recognition of income or gain to partners that have contributed property to the partnership within the seven years prior to the property distribution to the extent (a) the partnership distributes the property contributed by such partner to one or more partners other than the contributing partner or (b) the partnership distributes to such partner property other than the property contributed by such partner. The amount of gain recognized by any such contributing partner is the amount of remaining built-in gain in property contributed by such partner. Inergy unitholders that have contributed property to Inergy (including former unitholders of Inergy Holdings, L.P. (“NRGP”), that for these purposes are treated as having contributed the assets of NRGP to Inergy in connection with the November 2, 2010 merger transaction), may recognize gain related back to such prior contributions. Application of these tax principles is not clear in this context given the intervening transactions; however, Inergy does not anticipate that any such gain recognized by property contributors would be material. Unitholder-specific information relating to any such gain will not be available prior to issuing the unitholder tax reporting information from Inergy for the 2013 tax year on IRS Form 1065 Schedule K-1 (“2013 Schedules K-1”).

Distributions of Marketable Securities

While certain distributions of “marketable securities” are also treated as distributions of cash under Section 731(c) of the Internal Revenue Code (“Code”), Treasury Regulations promulgated under Section 731(c) provide certain exceptions that would exclude certain distributions of marketable securities from such treatment. Inergy believes that the distribution of the NRGM common units should qualify under one or more such exceptions.

Initial Tax Basis and Holding Period in the NRGM Common Units

Generally, an Inergy unitholder’s initial tax basis in the NRGM common units it receives in the distribution should be the same as Inergy’s adjusted tax basis in such NRGM common units immediately prior to the distribution, subject to certain unitholder-specific adjustments. If, however, Inergy’s adjusted tax basis in the NRGM common units distributed to an Inergy unitholder were to exceed such unitholder’s adjusted tax basis in its Inergy units, such Inergy unitholder’s initial tax basis in the NRGM common units would be reduced by the excess amount. In addition, as a result of the distribution, an Inergy unitholder’s adjusted tax basis in its Inergy units should be reduced by the amount of the unitholder’s initial tax basis in the NRGM common units received in the distribution. The tax basis capital accounts of the NRGM units distributed to Inergy unitholders, and the corresponding adjustments to the Inergy tax basis capital accounts, will be reflected in the 2013 Schedules K-1 that investors will receive directly from Inergy and NRGM. Individual owner tax basis will not be available before the 2013 Schedules K-1 are issued to investors.

A unitholder’s holding period in the NRGM common units received in the distribution should include Inergy’s holding period in the units, which may be determined, in part, by the holding period that Inergy had in the property that it contributed to NRGM in exchange for the common units. Generally, a partner’s holding period in a partnership interest acquired in exchange for its contribution of assets in a non-taxable transaction includes the partner’s holding period in such assets. There are, however, several exceptions to this general rule. For example, a partner’s holding period in a partnership interest acquired in exchange for inventory and receivables begins on the day after such partnership interest was acquired. Under these rules, Inergy should have a divided holding period in the NRGM common units. Pursuant to applicable Treasury Regulations, the portion of the NRGM common units to which a particular holding period relates should equal the same proportion that the fair market value of the NRGM common units received by Inergy in respect of the relevant contributed property (with that particular holding period) bears to the total fair market value of Inergy’s entire interest in us immediately after the transaction in which such property was contributed.

The holding period and basis allocation rules are complex, and you are urged to consult your own tax advisor with regard to those matters.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	Inergy GP, LLC, its General Partner

Date: June 18, 2013	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger Senior Vice President – General Counsel and Secretary

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